Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated August 22, 2013 (including amendments thereto) with respect to the shares of Common Stock of Hallmark Financial Services, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: August 22, 2013	NEWCASTLE PARTNERS, L.P.

By: Newcastle Capital Management, L.P., its general partner

By: Newcastle Capital Group, L.L.C., its general partner

By: NCM Services Inc., its sole member

/s/ Mark E. Schwarz
Mark E. Schwarz, Chief Executive Officer

NEWCASTLE CAPITAL MANAGEMENT, L.P.

By: Newcastle Capital Group, L.L.C., its general partner

By: NCM Services Inc., its sole member

/s/ Mark E. Schwarz
Mark E. Schwarz, Chief Executive Officer

NEWCASTLE CAPITAL GROUP, L.L.C.

By: NCM Services Inc., its sole member

/s/ Mark E. Schwarz
Mark E. Schwarz, Chief Executive Officer

NCM SERVICES INC.

By:/s/ Mark E. Schwarz
Mark Schwarz, Chief Executive Officer

SCHWARZ 2012 FAMILY TRUST

By: /s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

/s/ Mark E. Schwarz
MARK E. SCHWARZ

/s/ Clinton J. Coleman
CLINTON J. COLEMAN